                                                                    EXHIBIT 99.2




--------------------------------------------------------------------------------



                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                                  METATEC, INC.

                                       AND

                              MTI ACQUISITION CORP.

                          DATED AS OF OCTOBER 16, 2003



 ------------------------------------------------------------------------------

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS
           Section 1.1         (a)  Definitions ....................................................................       1
           Section 1.2         Construction ........................................................................       7

ARTICLE II PURCHASE AND SALE
           Section 2.1         Purchase and Sale of Assets .........................................................       7
           Section 2.2         Excluded Assets .....................................................................       8
           Section 2.3         Assumed Liabilities .................................................................       9
           Section 2.4         Excluded Liabilities ................................................................       9
           Section 2.5         Assumption of Certain Leases and Other Contracts ....................................      11

ARTICLE III PURCHASE PRICE; ESCROW; ESCROW CURE AMOUNTS
           Section 3.1         Purchase Price ......................................................................      12
           Section 3.2         Cure Amounts ........................................................................      12

ARTICLE IV THE CLOSING
           Section 4.1         Time and Place of the Closing .......................................................      12
           Section 4.2         Deliveries by Seller ................................................................      13
           Section 4.3         Deliveries by Buyer .................................................................      13

ARTICLE V REPRESENTATIONS AND WARRANTIES OF SELLER
           Section 5.1         Organization and Standing: Authority Relative to this Agreement .....................      14
           Section 5.2         Consents and Approvals; No Violation; Title to Assets ...............................      14
           Section 5.3         Intellectual Property ...............................................................      14
           Section 5.4         Brokers .............................................................................      16
           Section 5.5         Required Consents ...................................................................      16
           Section 5.6         Litigation ..........................................................................      16
           Section 5.7         Compliance with Laws and Court Orders ...............................................      16
           Section 5.8         Disclaimer of Other Representations and Warranties ..................................      16

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF BUYER
           Section 6.1         Authority Relative to this Agreement ................................................      17
           Section 6.2         Consents and Approvals; No Violation ................................................      17
           Section 6.3         Legal Proceedings and Judgments .....................................................      18
           Section 6.4         Brokers .............................................................................      18

ARTICLE VII COVENANTS OF THE PARTIES
           Section 7.1         Conduct of Business .................................................................      18
           Section 7.2         Access to Information; Maintenance of Records .......................................      19
           Section 7.3         Expenses ............................................................................      20
           Section 7.4         Further Assurances ..................................................................      20
           Section 7.5         Public Statements ...................................................................      20
           Section 7.6         Governmental Authority Approvals and Cooperation ....................................      21
           Section 7.7         Taxes ...............................................................................      21
           Section 7.8         Submission for Bankruptcy Court Approval ............................................      22

           Section 7.9         Bidding Procedures ...................................................................     23
           Section 7.10        Break-Up Fee; Expense Reimbursement ..................................................     24
           Section 7.11        Buyer's Release of Claim to Cash Portion of Purchase Price ...........................     24
           Section 7.12        Revisions to Schedules ...............................................................     24
           Section 7.13        Employment of Employees ..............................................................     25
           Section 7.14        Commencement of Avoidance Actions ....................................................     25
           Section 7.15        Name Change ..........................................................................     25

ARTICLE VIII CONDITIONS TO CLOSING
           Section 8.1         Conditions to Each Party's Obligations to Effect the Closing .........................     25
           Section 8.2         Conditions to Obligations of Buyer ...................................................     26
           Section 8.3         Conditions to Obligations of Seller ..................................................     27

ARTICLE IX TERMINATION AND ABANDONMENT
           Section 9.1         Termination ..........................................................................     27
           Section 9.2         Procedure and Effect of Termination ..................................................     28
           Section 9.3         Extension; Waiver ....................................................................     28

ARTICLE X MISCELLANEOUS PROVISIONS
           Section 10.1        Amendment and Modification ...........................................................     29
           Section 10.2        Waiver of Compliance; Consents .......................................................     29
           Section 10.3        Survival .............................................................................     29
           Section 10.4        No Impediment to Liquidation .........................................................     29
           Section 10.5        Notices ..............................................................................     29
           Section 10.6        Assignment ...........................................................................     30
           Section 10.7        Severability .........................................................................     30
           Section 10.8        Governing Law ........................................................................     31
           Section 10.9        Submission to Jurisdiction ...........................................................     31
           Section 10.10       Counterparts .........................................................................     31
           Section 10.11       Incorporation of Exhibits ............................................................     31
           Section 10.12       Entire Agreement .....................................................................     31
           Section 10.13       Remedies .............................................................................     31
           Section 10.14       Headings .............................................................................     31

SCHEDULES

Schedule 1.1(a)                      Major Customers
Schedule 2.1                         Purchased Assets
Schedule 2.2                         Excluded Assets
Schedule 2.3                         Assumed Liabilities
Schedule 2.5(a)                      Executory Contracts, Intellectual Property Agreements and Cure Amounts
Schedule 2.5(b)                      Real Property Leases and Cure Amounts
Schedule 2.5(c)                      Personal Property Leases and Cure Amounts
Schedule 3.2                         Accounts Receivable Calculation
Schedule 5.2                         Governmental Consents; Compliance with Corporate Documents

Schedule 5.3(a)                      Trademarks
Schedule 5.3(b)                      Intellectual Property Licenses
Schedule 5.3(c)                      Exceptions to Intellectual Property Title
Schedule 5.3(d)                      Impediments to Intellectual Property Registration
Schedule 5.3(f)                      Impairment of Intellectual Property Rights
Schedule 5.3(h)                      Intellectual Property Rights Indemnities
Schedule 5.5                         Required Consents
Schedule 5.6                         Litigation
Schedule 5.7                         Compliance with Laws and Court Orders
Schedule 5.9                         Permitted Liens
Schedule 7.1                         Conduct of Business
Schedule 7.7                         Allocation of Purchase Price
Schedule 7.7(a)                      Taxing Authorities

EXHIBITS

Exhibit A            Form of Assumption Agreement
Exhibit B            Form of Bill of Sale
Exhibit C            Form of Interim Order
Exhibit D            Form of Sale Order

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (this "Agreement") is made and entered into as of this 16th day of October, 2003 by and between Metatec, Inc., an Ohio corporation ("Seller"), and MTI Acquisition Corp., a Delaware corporation (the "Buyer").

         WHEREAS, Seller's business consists of providing digital information distribution solutions including (a) optical technology, CD-ROM and DVD manufacturing and packaging and (b) Internet-based electronic commerce, secure online software and information distribution technologies and supply chain management solutions (collectively, the "Business");

         WHEREAS, Seller is preparing to file a Chapter 11 bankruptcy petition pursuant to Title 11 of the United States Code, 11 U.S.C. Section 101, et seq.;

         WHEREAS, Buyer is a wholly owned subsidiary of ComVest Investment Partners II LLC ("ComVest") which holds claims against Seller that are secured by substantially all of Seller's assets pursuant to certain Debt Instruments (as defined below);

         WHEREAS, in connection with the Chapter 11 Case (as defined below) Seller has requested that ComVest arrange for the provision of post-petition financing in the form of a revolving debtor-in-possession loan (the "DIP Loan") in an amount of up to $5,000,000, of which a portion will be used to satisfy a portion of the outstanding indebtedness under Seller's prepetition Debt Instruments (as defined below); and

         WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, substantially all of Seller's assets of the Business, including principally receivables, inventory, equipment, contracts, intellectual property, real property interests, intangibles and other assets, as more particularly set forth herein, free and clear of all Encumbrances (as defined below), and to assume from Seller the Assumed Liabilities, but no other liabilities, pursuant to the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.1 (a) Definitions. As used in this Agreement, the following terms have the meanings specified in this Section 1.1(a).

         "Accounts Receivable" means all accounts receivable, notes and other amounts receivable and owed to Seller on account of the Business arising out of, or related to, the sale of goods and/or the provision of services related to the Business, together with all security and collateral therefor and all interest and unpaid financing charges accrued thereon as of the Closing Date.

         "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For purposes of this definition, Affiliate means the power of one or more such other Person to direct the affairs of the specified Person by reason of ownership of voting stock, contract or otherwise.

         "Assumed Agreements" means all contracts, agreements, personal property leases, licenses, commitments, understandings and instruments related to the Business listed on Schedule 2.5(a), Schedule 2.5(b) or Schedule 2.5(c) attached hereto, as amended from time to time as contemplated in Section 2.5(d).

         "Assumption Agreement" means the Assumption Agreement to be executed and delivered by Buyer and Seller at the Closing, substantially in the form of Exhibit A attached hereto.

         "Assumed KERP Liabilities" means Seller's obligations under a key employee retention plan or similar arrangement with employees, but only to the extent and only as to those employees specifically designated by Buyer as set forth on Schedule 2.3.

         "Bankruptcy Code" means Title 11 of the United States Code, 11 U.S.C. Sections 101, et seq.

         "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of Ohio or such other court having competent jurisdiction over the Chapter 11 Case.

         "Bill of Sale" means the Bill of Sale to be executed and delivered by Seller to Buyer at the Closing, substantially in the form of Exhibit B attached hereto.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

         "Buyer's Representatives" means the Buyer's accountants, employees, counsel, financial advisors and other authorized representatives.

         "Chapter 11 Case" means Seller's case commenced under Chapter 11 of the Bankruptcy Code.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Confidential Information" means the Information (as defined in the Confidentiality Agreement) furnished to Buyer's Representatives pursuant to the Confidentiality Agreement and subject to the confidentiality provisions thereof, and the confidential information relating to Buyer provided to Seller by Buyer.

         "Confidentiality Agreement" means the Confidentiality Agreement by and between Commonwealth Associates, L.P., ("Commonwealth") and Seller, dated July 2, 2003. Commonwealth is an Affiliate of Buyer, and the terms and provisions of such Confidentiality Agreement are binding upon Buyer.

         "Debt Instruments" means that certain Second Amended and Restated Loan Agreement dated as of February 8, 2002 by and among Seller (as borrower thereunder), The Huntington National Bank and Bank One, N.A. (as original lenders thereunder) and the Huntington National Bank (as administrative agent thereunder), and all related notes, security agreements, guaranties, lockbox agreements, collateral assignment agreements, escrow and technology escrow agreements in connection therewith purchased by ComVest and assigned to Buyer.

         "Encumbrances" means with respect to every property and asset, all rights and interests including, without limitation, mortgages, hypothecations, pledges, liens, claims (including causes of action, options and rights of first and last offer and refusal), charges, security interests, conditional and installment sale agreements, activity and use limitations, conservation easements, servitudes, deed restrictions, equitable and legal interests, exceptions to title, licenses, leases, security interests, adverse claims, irregularities and imperfections of title, encumbrances and charges of every kind.

         "Environmental Law" means all federal, state and local laws, statutes, codes, regulations, rules, ordinances and judicial and administrative orders and decrees pertaining to (i) the use, handling, storage, transportation and disposal of Hazardous Material, or (ii) the protection of human health and the environment. "Hazardous Material" means every hazardous and toxic substance, product, material or waste that is or becomes regulated by the United States government, the State of Ohio, and any local governmental authority. The term "Hazardous Material" includes (i) any substance, product, waste or other material of any nature whatsoever which is or becomes listed, regulated, or addressed pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; (ii) "medical waste" as defined by law; (iii) "radioactive waste" as defined by law; (iv) petroleum; and (v) asbestos.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Excluded Agreements" means those contracts, agreements, personal property leases, licenses, permits, authorizations, consents, registrations, commitments, understandings or instruments which are not expressly designated by Buyer as an Assumed Agreement.

         "Final Order" means an order of the Bankruptcy Court that is not subject to review, reargument, reconsideration or appeal, and as to which the time to seek review, reargument, reconsideration or appeal has expired or has been rendered moot.

         "Governmental Authority" means each federal, municipal, state, local or foreign governmental, administrative or regulatory authority, department, agency, commission or body.

         "Intellectual Property" means those patents and patent applications, registered copyrights and copyright applications, trademarks, trademark applications, tradenames, trade dress, logos and service marks and Internet domain names and URL addresses, related to the Business listed on Schedule 2.1.

         "Intellectual Property Agreements" means all (i) licenses of intellectual property to Seller and (ii) licenses of Intellectual Property Rights by Seller to third parties that are related to the Business, listed on
Schedule 2.5(a).

         "Intellectual Property Rights" means all patents, patent applications and other patent rights (including any divisions, continuations, continuations-in-part, requests for continued examinations, substitutions, or reissues and reexaminations thereof, whether or not any such applications are modified, withdrawn or resubmitted), trademarks, trademark applications, trade dress, service marks, corporate names, Internet domain names, URL addresses, trade names, brand names, service names, mask works, assumed names, logos, inventions, trade secrets, designs, technology, know-how, processes, procedures, techniques, methods, inventions, proprietary data, formulae, research and development data, computer software programs and other intangible property, copyrights (including all variants thereof and any registration or applications for registration of any of the foregoing and non-registered copyrights), including all files, manuals, documentation and source and object codes related to any of the foregoing, or any other similar type of proprietary intellectual property right (whether or not patentable or subject to copyright, mask work or trade secret protection), in each case which is owned, licensed or used by Seller primarily for use in the Business.

         "Interim Order" means the order approving the Bidding Procedures, Break-up Fee and Expense Reimbursement entered by the Bankruptcy Court, substantially in the form of Exhibit C attached hereto

         "Inventory" means the inventories, including inventory reserves, raw materials, work-in-process and finished products and goods of Seller related to and/or used in the Business, including, without limitation, all supplies, materials, spare parts and replacement parts related to the Business listed on
Schedule 2.1.

         "Knowledge" means, as to a particular matter, the knowledge of (i) with respect to Buyer, its chief executive officer, its chief financial officer or its general counsel, in each case following reasonable investigation, and (ii) with respect to Seller, the chief executive officer, the chief financial officer or its general counsel, in each case following reasonable inquiry and investigation.

         "Leased Personal Property" means that personal property related to the Business which is the subject of the Personal Property Leases listed on Schedule 2.5(c).

         "Leased Real Property" means that real property related to the Business which is the subject of the Real Property Leases listed on Schedule 2.5(b).

         "Licensed Intellectual Property" means all intellectual property related to the Business licensed to Seller pursuant to the Intellectual Property Agreements listed on Schedule 2.5(a).

         "Major Customer" means each of the customers listed on Schedule 1.1(a).

         "material adverse change" or "material adverse effect" means, when used in reference to the Business, any change, effect, event, circumstance, occurrence or state of facts that is, or which reasonably could be expected to be, materially adverse to the business, assets, liabilities, condition (financial or otherwise), cash flows or results of operations of the Business including, without limitation, the Seller's loss of, or the material deterioration of relations with, a Major Customer of the Business; provided, however, that the following shall not be taken into account or given effect, either individually or in the aggregate, in determining whether there has occurred or there reasonably could be expected to occur, or whether there exists a change, effect, event, circumstance, occurrence or state of facts that is or which reasonably could be expected to be, a material adverse change or a material adverse effect: (i) any change, effect, event, circumstance, occurrence or state of facts relating to the United States economy in general (but only to the extent not constituting or arising from a banking moratorium) and (ii) any change, effect, event, circumstance, occurrence or state of facts directly relating to and arising out of the public announcement of the Chapter 11 Case or the performance of this Agreement and the transactions contemplated hereby.

         "Permitted Liens" means statutory liens for current Taxes or assessments not yet due or delinquent and Encumbrances in favor of Buyer or its Affiliates, all as set forth on Schedule 5.9.

         "Person" means any individual, corporation, partnership, limited partnership, limited liability company, syndicate, group, trust, association or other organization or entity or government, political subdivision, agency or instrumentality of a government.

         "Personal Property Leases" means those personal property leases related to the Business listed on Schedule 2.5(c).

         "Petition Date" means the date on which Seller commences the Chapter 11 Case.

         "Real Property Leases" means those real property leases related to the Business listed on Schedule 2.5(b).

         "Sale Hearing" means the hearing at which the Bankruptcy Court considers final approval of the Sale Motion.

         "Sale Motion" means a motion, in form and substance reasonably satisfactory to Buyer, brought by Seller in the Chapter 11 Case seeking entry of the Sale Order in the Bankruptcy Court.

         "Sale Order" means a Final Order approving this Agreement entered by the Bankruptcy Court, substantially in the form of Exhibit D attached hereto.

         "Schedules" means the Schedules listed in the Table of Contents hereto, dated as of the date hereof and as may be updated from time to time pursuant to
Section 7.11, and forming a part of this Agreement.

         "Seller's Benefit Plans" means all of Seller's agreements and plans which are presently in effect and under which Seller, with respect to employees of Seller engaged in the Business, has any outstanding, present or future obligation or liability, or under which any such employee has any present or future rights to benefits, including, but not limited to, (a) any employee benefit plan as defined in Section 3(3) of ERISA, or (b) any other pension, profit sharing, retirement, stock purchase, stock option, other equity-based incentive, bonus, performance, vacation, termination, retention, severance, disability, hospitalization, medical, life insurance, or other employee benefit plan, program, policy, instrument or arrangement.

         "Seller's Representatives" means Seller's accountants, employees, counsel, financial advisors and other authorized representatives.

         "Tax" and "Taxes" means all taxes, charges, fees, levies, penalties or other assessments of any kind whatsoever imposed by any federal, provincial, municipal, state, local or foreign taxing authority, including any interest, penalties or additions attributable thereto that are related to the Business.

         "Tax Return" means any return, report, information return or other document (including any related or supporting information) required to be supplied to any Governmental Authority with respect to Taxes.

         "Trade Letters of Credit" means all outstanding letters of credit issued on behalf of Seller to trade creditors in connection with the Business.

         (b) Each of the terms set forth below shall have the meaning ascribed thereto in the following Section:

Definition                                                          Location
----------                                                          --------
"Agreement"                                                         Preamble
"Allocation"                                                        Section 7.7(e)
"Assumed Contract"                                                  Section 2.1(a)
"Assumed Liabilities"                                               Section 2.3
"Auction"                                                           Section 7.9
"Interim Order"                                                     Section 7.8(a)
"Break-Up Fee"                                                      Section 7.10
"Business"                                                          Preamble
"Buyer"                                                             Preamble
"Closing Date"                                                      Section 4.1
"Closing"                                                           Section 4.1
"COBRA Liability"                                                   Section 2.4(h)
"Competing Bidder"                                                  Section 7.0
"Contracts"                                                         Section 2.2
"Cure Amounts"                                                      Section 2.5(g)
"Cure Expenses"                                                     Section 2.5(f)
"Cure Payments"                                                     Section 2.5(e)
"DIP Loan"                                                          Preamble
"DOL"                                                               Section 2.4(h)
"ERISA Affiliate"                                                   Section 2.4(h)
"Escrow Holder"                                                     Section 3.2
"Estimated Cure Payment"                                            Section 3.2
"Excluded Liabilities"                                              Section 2.4
"Expense Reimbursement"                                             Section 7.10
"Facility"                                                          Section 7.1(c)

"Facility Lease"                                                    Section 7.1(c)
"Financing Order"                                                   Section 8.2(d)
"Improvements"                                                      Section 2.1(c)
"Intangible Property"                                               Section 2.1(e)
"IRS"                                                               Section 2.4(h)
"Personal Property"                                                 Section 2.1(d)
"Purchase Price"                                                    Section 3.1
"Purchased Assets"                                                  Section 2.1
"Qualifying Competing Bid"                                          Section 7.9
"Receivables"                                                       Section 2.1(f)
"Regulatory Approvals"                                              Section 7.6(a)
"Scheduled Intellectual Property"                                   Section 5.3(a)
"Seller"                                                            Preamble
"Stated Purchase Price"                                             Section 7.9
"Termination Date"                                                  Section 9.1(f)
"Third-Party Sale"                                                  Section 7.10
"Transaction Taxes"                                                 Section 7.7(a)


           Section 1.2 Construction. The terms "hereby," "hereto,"
"hereunder" and any similar terms as used in this Agreement, refer to this Agreement in its entirety and not only to the particular portion of this Agreement where the term is used. The term "including," when used herein without the qualifier, "without limitation," shall mean "including, without limitation." Wherever in this Agreement the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context shall require. The word "or" shall not be construed to be exclusive. Provisions shall apply, when appropriate, to successive events and transactions. Unless otherwise indicated, references to Articles and Sections refer to Articles and Sections of this Agreement.

                                   ARTICLE II
                                PURCHASE AND SALE

         Section 2.1 Purchase and Sale of Assets. Upon the terms and subject to the conditions contained in this Agreement, at the Closing, Seller shall sell, assign, convey, transfer and deliver to Buyer, and Buyer shall, by payment of the Purchase Price, purchase and acquire from Seller, free and clear of all Encumbrances (except for Permitted Liens), all of the right, title and interest of Seller in and to the following assets, wherever located (collectively, the "Purchased Assets"):

               (a) to the extent assignable under the Bankruptcy Code or to the extent assignment is consented to by the third party or third parties to such agreements, Seller's rights under any customer purchase orders and all Assumed Agreements, Intellectual Property Agreements, Personal Property Leases and Real Property Leases expressly designated by the Buyer on Schedule 2.1, Schedule 2.5(a), Schedule 2.5(b) or Schedule 2.5(c) and any exhibits to such schedules (collectively, the "Assumed Contracts");

               (b) all of Seller's right, title and interest in, to and under all Intellectual Property Rights owned, licensed or used by Seller primarily in the Business (including the goodwill of the Business in which any of the Intellectual Property Rights are used), and expressly designated on Schedule 2.1 and Schedule 2.5(a);

               (c) any improvements located on the Leased Real Property, but in all events only to the extent, if any, of Seller's interest in the same (collectively, the "Improvements");

               (d) all of those items of equipment and tangible personal property owned by Seller and listed on Schedule 2.1, and any other tangible personal property acquired by Seller after the date hereof but prior to the Closing Date which is used in the Business and expressly designated by the Buyer as a Purchased Asset (collectively, the "Personal Property"), provided that the Personal Property shall not include the Inventory;

               (e) all intangible personal property owned or held by Seller listed on Schedule 2.1, and any other intangible personal property acquired by Seller after the date hereof but prior to the Closing Date and expressly designated by the Buyer as a Purchased Asset, but in all cases only to the extent of Seller's interest therein and only to the extent transferable, together with originals and/or copies of all customer and supplier lists and all other books, records and like items pertaining to the Business (collectively, the "Intangible Property");.

               (f) all Accounts Receivable and, subject to Section 2.2, all causes of action relating or pertaining to the foregoing (collectively, the "Receivables");

               (g) all Inventory;

               (h) all cash, cash equivalents, prepaid expenses, deposits and reserves;

               (i) all equity interests in the entities listed on Schedule 2.1 and not including equity of Seller; and

               (j) all goodwill associated with the Purchased Assets, together with the right to represent to third parties that Buyer has acquired and is operating the Business formerly operated by Seller.

         Section 2.2 Excluded Assets. Notwithstanding any provision herein to the contrary, the Purchased Assets shall not include (i) those items excluded pursuant to the provisions of Section 2.1 above; (ii) Inventory sold by Seller in the ordinary course of the Business prior to the Closing Date; (iii) any lease, rental agreement, contract, agreement, license or similar arrangement (collectively, the "Contracts", each a "Contract") which terminates or expires prior to the Closing Date in accordance with its terms or in the ordinary course of the Business; (iv) all preference or avoidance claims and actions of the Seller, including, without limitation, all such claims and actions arising under Sections 544, 547, 548, 549, and 550, respectively, of the Bankruptcy Code provided, however, that Buyer shall acquire and retain the benefit of any lien on a Purchased Asset avoided under the foregoing Sections of the Bankruptcy Code pursuant to Section 7.14 herein, if and to the extent that such lien relates to an Assumed Contract; (v) the Seller's rights under this Agreement, and all cash and non-cash consideration payable or deliverable to the Seller pursuant to the terms and provisions hereof; (vi) claims and causes of action with respect to or arising in connection with (A) any Contract which is not assigned to Buyer at the Closing, or (B) any item of tangible or intangible property not acquired by Buyer at the Closing; (vii) Seller's right, title and interest to the assets set forth on Schedule 2.2: and (vii) common stock of Seller.

         Section 2.3 Assumed Liabilities. On the Closing Date, Buyer shall execute and deliver to Seller the Assumption Agreement pursuant to which Buyer shall assume and agree to pay, perform and discharge when due only those liabilities and obligations of Seller including, without limitation, Seller's obligation under the DIP Loan and the Assumed KERP Liabilities (collectively the "Assumed Liabilities") set forth on Schedule 2.3 (and no others), in accordance with the respective terms and subject to the respective conditions thereof.

         Section 2.4 Excluded Liabilities. Buyer shall not assume or be obligated to pay, perform or otherwise discharge or be responsible or liable for any indebtedness, Taxes, warranties, representations, indemnity agreements, rebates, offsets, vendor margin guarantees, liabilities, chargebacks, allowances, discounts, duties or obligations of Seller other than the Assumed Liabilities (collectively, the "Excluded Liabilities"). The Excluded Liabilities include all Taxes of Seller attributable to the Purchased Assets and the Business with respect to any period or portion thereof that ends on or prior to the Closing Date, provided that, for this purpose, with respect to any such Taxes that are payable with respect to a taxable period that begins before the Closing Date and that ends after the Closing Date, the portion of such Taxes allocable to the portion of such taxable period ending on the Closing Date shall equal the amount of such Taxes for such taxable period, multiplied by a fraction, the numerator of which is the number of days in the portion of such taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period. Notwithstanding any provision in this Agreement or any other writing to the contrary, Excluded Liabilities shall further include, without limitation:

               (a) all liabilities and obligations arising out of any action, suit, claim, inquiry, proceeding or investigation pending or threatened as of, or arising out of or relating to any event or condition occurring or existing prior to, the Closing;

               (b) all liabilities and obligations arising out of or relating to any violation of any law, rule, writ, regulation, judgment, injunction, order or decree occurring or arising out of or relating to any event or condition occurring or existing prior to the Closing;

               (c) all liabilities and obligations for (i) all costs and expenses incurred or owed in connection with the administration of the Chapter 11 Case (including the fees and expenses of attorneys, accountants, financial advisors, consultants and other professionals retained by Seller, the creditors' committee, the postpetition lenders or the prepetition lenders incurred or owed in connection with the administration of the Chapter 11 Case) and (ii) all costs and expenses of Seller in connection with the transactions contemplated under this Agreement, and any contracts, instruments and actions related thereto;

               (d) all liabilities and obligations for or relating to indebtedness for borrowed money (other than under the DIP Loan and the Assumed KERP Liabilities);

               (e) all liabilities and obligations relating to an Excluded
Asset;

               (f) other than as required by Section 2.5, all liabilities, commitments and obligations that arise (whether under the Assumed Contracts or otherwise) with respect to the Purchased Assets or the use thereof prior to the Closing or that relate to periods prior to the Closing or are to be observed, paid, discharged or performed prior to the Closing (in each case, including all liabilities that result from, relate to or arise out of tort or other product liability claims);

               (g) any and all of Seller's Benefit Plans or any liability with respect to Seller's Benefit Plans or Seller's Benefit Plans of any other entity ("ERISA Affiliate") related to Seller under Section 414(b), (c), (m) and (o) of the Code, including, but not limited to, the following: (i) any excise tax, penalty tax, monetary sanction or fine related to Seller's Benefit Plans or any employee benefit plans of an ERISA Affiliate of Seller that may be imposed by the Department of Labor ("DOL"), Internal Revenue Service ("IRS") or any other governmental agency; (ii) any obligation to provide health care continuation coverage as set forth in Title I, Part 6 of ERISA and Code Section 4980B ("COBRA Liability") related to Seller's Benefit Plans or any employee benefit plans of an ERISA Affiliate of Seller (except to the extent applicable law imposes COBRA Liability on Buyer); (iii) any required contributions or underfunding liabilities which may exist for Seller's Benefit Plans or any employee benefit plans of an ERISA Affiliate of Seller; (iv) any prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code which may have occurred; (v) any action, suit, grievance or other manner of litigation, or claim with respect to the assets thereof or any of the employee benefit plans or administration or payment of benefits thereunder, which is pending or threatened against or with respect to any of the employee benefit plans, Seller, any ERISA Affiliate or any fiduciary, as such term is defined in Section 3(21) of ERISA, including, but not limited to, any action, suit, grievance or other manner of litigation, or claim regarding conduct that allegedly interferes with the attainment of rights under Seller's Benefit Plans or any employee benefit plans of an ERISA Affiliate of Seller; (vi) any liability for failure to comply with ERISA or the Code for any action or failure to act in connection with the administration, operation or investment of Seller's Benefit Plans or any employee benefit plans of an ERISA Affiliate of Seller; and (vii) any action, suit, grievance or other manner of litigation, or claim with respect to Seller's Benefit Plans or any employee benefit plans of an ERISA Affiliate of Seller by the DOL, IRS or any other governmental agency;

               (h) all liabilities or obligations for fraud, breach, misfeasance, malfeasance, or under any other theory relating to Seller's conduct, performance or nonperformance under any agreement;

               (i) all liabilities and obligations of any kind under any contract that is not an Assumed Contract;

               (j) any liability or obligation under any Environmental Laws known to Seller prior to Closing; and

               (k) any liability or obligation under the Workers Adjustment and Retraining Notification Act or similar laws.

         Section 2.5 Assumption of Certain Leases and Other Contracts. The Sale Order shall provide for the assumption by Seller, and the Sale Order shall, to the extent permitted by law, provide for the assignment by Seller, to Buyer, effective upon the Closing, of the Assumed Contracts on the following terms and conditions:

               (a) At the Closing, Seller shall assume and assign to Buyer, and Buyer shall assume, the executory contracts, Intellectual Property Agreements and Cure Amounts or Estimated Cure Payments designated as Purchased Assets on
Schedule 2.5(a).

               (b) At the Closing, Seller shall assume and assign to Buyer, and Buyer shall assume, the Real Property Leases and Cure Amounts or Estimated Cure Payments designated as Purchased Assets on Schedule 2.5(b).

               (c) At the Closing, Seller shall assume and assign to Buyer, and Buyer shall assume, the Personal Property Leases and Cure Amounts or Estimated Cure Payments designated as Purchased Assets on Schedule 2.5(c).

               (d) The Assumed Contracts are identified by the date of the Assumed Contracts (if available), the other party or parties to the Assumed Contract and the address of such party or parties (if available), as the case may be, and the other material terms thereof. To the extent any such information is set forth on Schedule 2.5(a), Schedule 2.5(b) or Schedule 2.5(c), as the case may be, and is later determined by Seller to be inaccurate in any material respect, Seller shall promptly notify Buyer of any such inaccuracy. Schedule 2.5(a), Schedule 2.5(b) or Schedule 2.5(c), as the case may be, sets forth the estimated amounts necessary to cure defaults, if any, under each of the Assumed Contracts as determined by Seller based on Seller's books and records, subject to amendment by Seller, after notice to Buyer, from time to time until the Closing Date. From and after the date hereof until the commencement of the Auction, (a) Buyer shall have the right to make such additions and deletions to the list of Assumed Contracts as Buyer may elect in its sole discretion, and (b) Buyer and Seller shall negotiate in good faith to agree upon any revisions to
Schedule 2.2 and Schedule 2.3.

               (e) If there exists on the Closing Date any default under an Assumed Contract, Buyer shall be responsible for the payment of all amounts necessary to cure such default pursuant to Section 365(b)(1) of the Bankruptcy Code as a condition precedent to the assumption and assignment of such Assumed Contract (the "Cure Payments").

               (f) Buyer shall be solely responsible for all costs and expenses necessary in connection with providing adequate assurance of future performance with respect to any of the Assumed Contracts under Section 365(b)(1) of the Bankruptcy Code (the "Cure Expenses," and together with the Cure Payment, collectively, the "Cure Amounts").

               (g) Seller shall use its commercially reasonable efforts to obtain an order of the Bankruptcy Court to assign the Assumed Contracts to Buyer. In the event Seller is unable to assign any such Assumed Contract to Buyer pursuant to an order of the Bankruptcy Court, Seller shall use its commercially reasonable efforts to obtain, or cause to be obtained, prior to the Closing Date, all written consents necessary to convey to Buyer the benefit of such Assumed Contract.

                                   ARTICLE III
                   PURCHASE PRICE; ESCROW; ESCROW CURE AMOUNTS

         Section 3.1 Purchase Price. In consideration for the Purchased Assets, and subject to the terms and conditions of this Agreement, and the entry and effectiveness of the Sale Order, at the Closing, Buyer shall assume the Assumed Liabilities (including the DIP Loan and the Assumed KERP Liabilities), assume the Assumed Contracts, and pay to Seller (the "Purchase Price"), an aggregate amount, subject to reduction as set forth below, equal to $10,000,000 consisting of:

               (a) $9,000,000 in the form of a partial credit bid pursuant to
Section 363(k) of the Bankruptcy Code based upon Buyer's claim arising pursuant to the Debt Instruments (subject to reduction if that certain irrevocable letter of credit No. OSB.000031 issued on July 26, 1999 naming Seller as account party expires or is terminated or extinguished by agreement of the parties or otherwise prior to the Closing with no funds drawn thereunder); and

               (b) $1,000,000 in cash payable to Seller.

On the Closing Date, Buyer shall pay and deliver to Seller the cash portion of the Purchase Price, by wire transfer of immediately available U.S. funds.

         Section 3.2 Cure Amounts. At the Closing, Buyer shall provide funds to Seller (by wire transfer of immediately available U.S. funds) in an amount equal to the Cure Amounts. Seller shall pay all Cure Payments and Cure Expenses owed to third parties promptly (but in any event within five (5) Business Days) after receipt thereof from Buyer. In the event the amount of a Cure Payment related to an Assumed Agreement is not known on the Closing Date, Buyer and Seller shall estimate in good faith the amount of the Cure Payment (an "Estimated Cure Payment") and such Estimated Cure Payment shall be placed into an escrow account with an escrow agent, financial institution or company (the "Escrow Holder") mutually designated by Seller and Buyer. If an Estimated Cure Payment is more than the Cure Payment when the amount is known, the excess shall be returned to Buyer and if the Estimated Cure Payment is less than the Cure Payment when the amount is known, Buyer shall pay the additional funds to Seller by wire transfer in immediately available U.S. funds. In the event that the amount of a Cure Payment is disputed between Buyer and the third party to the Assumed Agreement, the amount of such Cure Payment will be determined by the Bankruptcy Court.

                                   ARTICLE IV
                                   THE CLOSING

         Section 4.1 Time and Place of the Closing. Upon the terms and subject to the satisfaction of the conditions contained in Article VIII of this Agreement, the closing of the sale of the Purchased Assets and the assumption of the Assumed Liabilities and Assumed Contracts contemplated by this Agreement (the "Closing") shall take place at the offices of Baker & Hostetler LLP, 65 East State Street, Columbus, Ohio, at 10:00 a.m. (local time) no later than the fifth (5th) Business Day following the date on which the conditions set forth in
Article VIII have been satisfied (other than the conditions with respect to actions the respective parties hereto will take at the Closing itself) or, to the extent permitted, waived in writing, or at such other place and time as Buyer and Seller may mutually agree. The date and time at which the Closing actually occurs is herein referred to as the "Closing Date."

         Section 4.2 Deliveries by Seller. At or prior to the Closing (or as specifically provided in this Section 4.2), Seller shall deliver the following to Buyer:

               (a) the Bill of Sale, duly executed by Seller;

               (b) all consents including, without limitation the Required Consents, waivers and approvals obtained by Seller with respect to the sale, assignment, conveyance, transfer and delivery of the Purchased Assets and the consummation of the transactions required in connection with the sale of the Purchased Assets contemplated by this Agreement, to the extent specifically required hereunder;

               (c) the certificate contemplated by Section 8.2(c);

               (d) certified copies of the resolutions duly adopted by Seller's board of directors authorizing the execution, delivery and performance of this Agreement and each of the other transactions contemplated hereby;

               (e) the Assumption Agreement, duly executed by Seller and all such other instruments of assignment or conveyance as shall be reasonably necessary to transfer to Buyer all of Seller's right, title and interest in, to and under all of the Purchased Assets in accordance with this Agreement (to be delivered as of the close of business on the Closing Date); and

               (f) certified copies of the Sale Order and a true and correct copy of the Bankruptcy Court docket for the Chapter 11 Case in the form available from the Bankruptcy Court on the day immediately preceding the Closing Date.

         Section 4.3 Deliveries by Buyer. At or prior to the Closing (or as specifically provided in this Section 4.3), Buyer shall deliver the following to
Seller:

               (a) the Purchase Price in accordance with Section 3.3, and
Section 3.4 and Section 3.5;

               (b) certified copies of Buyer's Certificate of Incorporation and Bylaws, each as in effect as of the Closing;

               (c) certified copies of the resolutions duly adopted by Buyer's board of directors authorizing the execution, delivery and performance of this Agreement and each of the other transactions contemplated hereby;

               (d) the Assumption Agreement, duly executed by Buyer, and all such other instruments of assumption as shall be reasonably necessary for Buyer to assume the Assumed Liabilities in accordance with this Agreement (to be delivered as of the close of business on the Closing Date);

               (e) the Cure Amounts in accordance with Section 3.5; and

               (f) the certificate contemplated by Section 8.3(b).

                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Buyer as follows:

         Section 5.1 Organization and Standing: Authority Relative to this Agreement. Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority to own, lease and operate its respective properties and to carry on the Business as now being conducted. Seller is qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the nature of its business requires such qualification. Subject to the approval of this Agreement by the Bankruptcy Court, Seller has all corporate power to execute and deliver this Agreement and, upon entry and effectiveness of the Sale Order, will have all corporate authority necessary to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller, and assuming that this Agreement constitutes a valid and binding agreement of Buyer, and, subject to the entry and effectiveness of the Sale Order, constitutes a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms.

         Section 5.2 Consents and Approvals; No Violation; Title to Assets. Except as described on Schedule 5.2 and except to the extent excused by or made unenforceable as a result of the filing of the Chapter 11 Case and except for the entry and effectiveness of the Sale Order, neither the execution and delivery of this Agreement nor the sale by Seller of the Purchased Assets pursuant to this Agreement will conflict with or result in any breach of any provision of Seller's Certificate of Incorporation or Bylaws; or require any consent, approval, grant, concession, agreement, franchise, license, authorization or permit of, or filing with or notification to, any Governmental Authority which has not otherwise been obtained or made. Seller has good and valid title to the Purchased Assets and, at the Closing Buyer, pursuant to the Sale Order, shall acquire all of Seller's right, title and interest in, to and under (subject to such being assumed and assigned in accordance with Section 2.1), all of the Purchased Assets, in each case free and clear of all Encumbrances except for Permitted Liens.

         Section 5.3 Intellectual Property. To Seller's Knowledge:

               (a) Schedule 5.3(a) contains a true and complete list of each trademark (including service marks and logos), corporate name, trade name, domain name, patent, subscriber list, registered copyright and any material third party computer software other than "shrink-wrap" and similar widely-available binary code and commercial end-user licenses that are available for less than $5,000 (including any registrations or applications for registration of any of the foregoing) owned, licensed or used by Seller for use primarily in the Business as of the date hereof, which schedule indicates whether the right is owned or licensed and by which

Seller and, if licensed, the name of the third party licensor (the "Scheduled Intellectual Property"). With respect to the Scheduled Intellectual Property, such schedule also specifies, to the extent applicable, (i) the jurisdictions in which such rights are registered or in which an application for registration has been filed; (ii) the registration or application numbers; and (iii) with respect to the trademarks, the renewal dates.

               (b) Other than "shrink-wrap" and similar widely-available binary code and commercial end-user licenses that are available for less than $5,000,
Schedule 5.3(b) sets forth a list of all licenses, sublicenses and other agreements as to which Seller is a party, is used or held by Seller primarily for use in the Business, and pursuant to which any person is authorized to use any Intellectual Property Rights owned, licensed or used by Seller.

               (c) Seller has good and marketable title to or a valid license to use all Intellectual Property Rights owned, licensed or used by Seller, free and clear of any Encumbrance other than any Permitted Liens. None of such Intellectual Property Rights has been adjudged invalid or unenforceable in whole or part, and all such Intellectual Property Rights are valid and enforceable. Seller has taken reasonable steps in accordance with normal industry practice to maintain and protect the owned Intellectual Property Rights and its rights in the licensed Intellectual Property Rights, including payment of applicable maintenance fees (except as set forth on Schedule 5.3(c)) and filing of applicable statements of use. Except as set forth in Schedule 5.3(c), the use by Seller of the Scheduled Intellectual Property does not infringe, misappropriate or otherwise violate the rights of any other person and, no other person is infringing, misappropriating or otherwise violating any such Intellectual Property Rights.

               (d) With respect to pending applications and applications for registration of the Scheduled Intellectual Property, Seller and its affiliates are not aware of any reason that could reasonably be expected to prevent any such application or application for registration from being granted with coverage substantially equivalent to the latest amended version of the pending application or application for registration, except as set forth in Schedule 5.3(d). None of the trademarks and applications for trademarks included in the Scheduled Intellectual Property has been the subject of an opposition or cancellation procedure.

               (e) Seller has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all confidential Intellectual Property Rights owned, licensed or used by Seller. None of the Scheduled Intellectual Property, the value of which is contingent upon maintaining the confidentiality thereof, has been disclosed other than (x) to employees, representatives and agents of Seller all of whom are bound by written confidentiality agreements substantially in the form previously disclosed to Buyer and (y) to third parties bound by written confidentiality agreements.

               (f) The consummation of the transactions contemplated by this Agreement will not alter, impair or extinguish any Intellectual Property Rights owned, licensed or used by Seller. Except as set forth in Schedule 5.3(f), there exist no restrictions on the disclosure, use or transfer of any such owned Intellectual Property Rights.

               (g) Except as set forth in Schedule 5.3(g), Seller has not given an indemnity in connection with any Intellectual Property Rights to any person.

               (h) Except as set forth in Schedule 5.3(h), none of Seller and any of its affiliates has infringed, misappropriated or otherwise violated any Intellectual Property Rights of any third person. Except as set forth in
Schedule 5.3(h), there is no material claim, action, suit, investigation or proceeding pending against, or threatened against or affecting, the Business or the Purchased Assets or any present or former officer, director or employee (in their capacity as such) of Sellers (i) based upon, or challenging or seeking to deny or restrict, the rights of Seller in any of the Intellectual Property Rights owned, licensed or used by Seller, (ii) alleging that the use of any such Intellectual Property Rights or any services provided or processes used do or may infringe, misappropriate or otherwise violate any Intellectual Property Right of any third party or (iii) alleging that Seller or any affiliate of Seller infringed, misappropriated or otherwise violated any Intellectual Property Right of any third party.

         Section 5.4 Brokers. Except as to Legg Mason Wood Walker, Incorporated or as is otherwise disclosed in the Chapter 11 Case, no Person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by Seller or any of its respective Affiliates in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller. Such fees shall be paid in full by Seller.

         Section 5.5 Required Consents. Schedule 5.5 sets forth each agreement, contract or other instrument binding upon Seller requiring a consent or other action by any person as a result of the execution, delivery and performance of this Agreement, unless such document can be assumed and assigned without such consent under the Bankruptcy Code, except such consents or actions which, if not obtained or taken, would not individually or in the aggregate, have a material adverse effect on the Purchased Assets and Assumed Liabilities, taken together, or on the Business (the "Required Consents").

         Section 5.6 Litigation. Schedule 5.6 contains a complete and accurate list of all legal actions, suits and proceedings related to the Business or the Purchased Assets pending as of the date hereof against Seller. Except as described in Schedule 5.6, there is no action, suit, investigation or proceeding (or any basis therefor) pending against, or to Seller's Knowledge, threatened against or affecting, the Business, any Purchased Asset before any court or arbitrator or any governmental body, agency or official which, individually or is the aggregate, could reasonably be expected to be material to the Purchased Assets and Assumed Liabilities, taken together, or the Business, or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

         Section 5.7 Compliance with Laws and Court Orders. Except as set forth in Schedule 5.7, Seller is not in violation of and has not violated, and to the Knowledge of Seller is not under investigation or inquiry with respect to and has not been threatened to be charged with or given notice of any violation of, any law, rule, regulation, judgment, injunction, order or decree applicable to the Business or the Purchased Assets, except for violations that have not had and could not reasonably be expected to be material to the Purchased Assets and Assumed Liabilities, taken together, or the Business.

         Section 5.8 Disclaimer of Other Representations and Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE V, SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF

ANY OF ITS ASSETS (INCLUDING THE PURCHASED ASSETS), LIABILITIES OR OPERATIONS, INCLUDING, WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. BUYER HEREBY ACKNOWLEDGES AND AGREES THAT, EXCEPT TO THE EXTENT SPECIFICALLY SET FORTH IN THIS ARTICLE V, BUYER IS PURCHASING THE PURCHASED ASSETS ON AN "AS-IS, WHERE-IS" BASIS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER MAKES NO REPRESENTATION OR WARRANTY REGARDING ANY ASSETS OTHER THAN THE PURCHASED ASSETS, AND NONE SHALL BE IMPLIED AT LAW OR IN EQUITY. THE FOREGOING PROVISION DOES NOT AFFECT THE VALIDITY OF THE REPRESENTATIONS AND WARRANTIES PRIOR TO CLOSING, IT BEING THE INTENTION OF EACH OF THE PARTIES (SELLER, ON THE ONE HAND, AND, BUYER, ON THE OTHER) THAT THE ACCURACY OF THE REPRESENTATIONS AND WARRANTIES IS A CONDITION PRECEDENT TO THE OTHER PARTY'S OBLIGATIONS HEREUNDER.

                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller as follows:

         Section 6.1 Authority Relative to this Agreement. Buyer is a corporation formed, validly existing and in good standing under the laws of the jurisdiction of its formation and has the requisite power and authority to own, lease and operate its respective properties and carry on its business as now being conducted. Buyer has all corporate power and authority necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of Buyer and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer, and, assuming that this Agreement constitutes a valid and binding agreement of Seller, constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.

         Section 6.2 Consents and Approvals; No Violation. Except for the entry and effectiveness of the Sale Order, neither the execution and delivery of this Agreement by Buyer, nor the purchase by Buyer of the Purchased Assets and the assumption by Buyer of the Assumed Liabilities and the Assumed Contracts pursuant to this Agreement will: (a) conflict with or result in any breach of any provision of Buyer's Certificate of Incorporation or Bylaws; (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority which has not otherwise been obtained or made; or
(c) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which Buyer is a party or by which any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained.

         Section 6.3 Legal Proceedings and Judgments. There are no material claims, actions, proceedings or investigations pending or, to Buyer's Knowledge, threatened against or relating to Buyer before any court or other Governmental Authority acting in an adjudicative capacity that could have a material adverse effect on Buyer's ability to consummate the transactions contemplated hereby.

         Section 6.4 Brokers. Except for FTI Consulting, Inc., no Person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by Buyer or any of its Affiliates in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

                                   ARTICLE VII
                            COVENANTS OF THE PARTIES

         Section 7.1 Conduct of Business. (a) Except as (1) described on
Schedule 7.1, and (2) required by any order of the Bankruptcy Court, the Bankruptcy Code, and any order or agreement related to the use of cash collateral or postpetition financing, during the period commencing on the date of this Agreement and ending on the Closing Date, Seller shall (i) operate the Business in the usual, regular and ordinary course, (ii) other than as permitted in writing by Buyer, endeavor to preserve in all material respects the Business, the Purchased Assets, and its employees, (iii) endeavor to preserve, in all material respects, the goodwill and relationships with customers, suppliers and others having business dealings with the Business, in each case, taking into account Seller's status as a debtor under Chapter 11 of the Bankruptcy Code, and
(iv) take reasonable measures to protect the confidentiality of and avoid disclosure to business competitors of Seller's trade secrets, confidential and proprietary customer and supplier information, pricing information, and marketing, sales and other business strategies, taking into account Seller's intention to seek to obtain the highest and best price for the Purchased Assets as described in Section 7.9.

               (b) Prior to the Closing Date Seller shall not sell, lease (as lessor), transfer or otherwise dispose of any of the Purchased Assets other than in the ordinary course of business.

               (c) With respect to the Leased Real Property, Seller agrees that,
(i) between the date of this Agreement and the Closing Date, Seller shall (A) maintain the Leased Real Property in substantially the same condition as exists on the date hereof, reasonable wear and tear excepted, (B) operate the Leased Real Property in compliance with all applicable laws, rules, regulations and codes in all material respects, (C) maintain in full force and effect all property and liability insurance policies on the Leased Real Property in effect as of the date hereof and (D) afford Buyer and Buyer's Representatives reasonable access during normal business hours to the Leased Real Property and all agreements, books, records and other documents and data of Seller related thereto (E) continue to pay rent for Seller's Dublin, Ohio facility (the "Facility") and (F) not seek, or acquiesce in any efforts by others, and will oppose any such efforts, to reject the lease for the Facility ("Facility Lease"); provided, however, that notwithstanding the foregoing, Seller may seek or agree to a rejection of the Facility Lease after the Closing if, and only if, Buyer is permitted to use and occupy the Facility without interruption or interference for a period of up to six (6) months after the Closing to operate the Business while implementing a relocation of the Business, and during which time Buyer will provide funding to pay all Seller's obligations and expenses under the Facility Lease. Between the date of this Agreement and the date Buyer, if necessary, completes a relocation of the Business, Seller shall take all commercially reasonable steps to maintain Buyer's uninterrupted use and occupancy of the Facility.

               (d) During the period commencing on the date of this Agreement and ending on the Closing Date, Seller covenants that it will not, absent the written consent of Buyer, (i) in the case of the Accounts Receivable, change the terms of such Accounts Receivable in a manner that is inconsistent with current practices or (ii) in the case of all sales subsequent to the date hereof, provide for any customer or type of customer terms for sales that are inconsistent with current practices for such customer or type of customer.

         Section 7.2 Access to Information; Maintenance of Records. (a) Between the date of this Agreement and the Closing Date, Seller shall, during ordinary business hours, upon reasonable notice, (i) give Buyer and Buyer's Representatives reasonable access to all books, records, offices and other facilities constituting the Purchased Assets, (ii) permit Buyer to make such reasonable inspections thereof as Buyer may reasonably request to continue its due diligence, (iii) furnish Buyer with a schedule of all current employees of Seller involved in the Business together with a description of each such employee's job duties, years of service and compensation, (iv) permit Buyer to monitor Buyer's collateral and Seller's compliance with its obligations under the Seller Debt Instruments, and (v) furnish Buyer with such other financial and operating data and other information with respect to the Business as Buyer may from time to time reasonably request; provided, however, that (A) any such access shall be conducted in such a manner so as not to interfere unreasonably with the operation of the Business and shall be at the expense of Buyer, and (B) Seller shall not be required to take any action which would constitute a waiver of the attorney-client privilege.

               (b) Buyer and Seller acknowledge that they are bound by the Confidentiality Agreement. All information furnished to, or obtained by Buyer, or any of Buyer's Representatives pursuant to this Agreement, shall be subject to the provisions of the Confidentiality Agreement and shall be treated as Confidential Information for all purposes of the Confidentiality Agreement.

               (c) Between the Closing Date and the later of (x) the sixth anniversary of the Closing Date and (y) the date of entry of an order or final decree of the Bankruptcy Court closing the Chapter 11 Case, or if converted to a case under Chapter 7 of the Bankruptcy Code, an order of the Bankruptcy Court closing such case, Seller and Seller's Representative shall have reasonable access to all of the books and records relating to the Business or the Purchased Assets, including all information pertaining to the Assumed Contracts, in the possession of Buyer to the extent that such access may reasonably be required by Seller in connection with the Assumed Liabilities or the Excluded Liabilities, or other matters relating to or affected by the operation of the Business and the Purchased Assets. Such access shall be afforded by Buyer upon receipt of reasonable advance notice and during normal business hours; provided, however, that (i) any such access shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of Buyer or its Affiliates, and (ii) Buyer shall not be required to take any action which would constitute a waiver of the attorney-client privilege, and (iii) Buyer need not supply Seller with any information which Buyer is under a legal obligation not to supply. Seller shall be solely responsible for any costs or expenses incurred by it pursuant to this
Section 7.2(c). If Buyer shall desire to dispose of any such books and records upon or prior to the expiration of such period, Buyer shall, prior to such disposition, give Seller a reasonable opportunity at Seller's expense, to segregate and remove such books and records as Seller may select.

         Section 7.3 Expenses. Except to the extent specifically provided herein, in the Interim Order, or in the Sale Order, whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such costs and expenses.

         Section 7.4 Further Assurances. (a) Subject to the terms and conditions of this Agreement, each of the parties hereto shall use commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the sale of the Purchased Assets in accordance with this Agreement, including using commercially reasonable best efforts to ensure timely satisfaction of the conditions precedent to each party's obligations hereunder. Neither Seller, on the one hand, nor Buyer, on the other hand, shall, without the prior written consent of the other party take any action which would reasonably be expected to prevent or materially impede, interfere with, or delay the transactions contemplated by this Agreement, other than as may be required by and is consistent with procedures approved by the Bankruptcy Court in the Interim Order. From time to time, on or after the Closing Date, Seller shall, at Buyer's expense, execute and deliver such documents to Buyer as Buyer may reasonably request in order to more effectively vest in Buyer Seller's title to the Purchased Assets, subject to Permitted Liens. From time to time after the date hereof, Buyer shall, at Seller's expense, execute and deliver such documents to Seller as Seller may reasonably request in order to more effectively consummate the sale of the Purchased Assets and the assumption and assignment of the Assumed Liabilities and the Assumed Contracts in accordance with this Agreement.

               (b) In the event that any Purchased Asset shall not have been conveyed to Buyer at the Closing, Seller shall use its commercially reasonable best efforts to convey such Purchased Asset to Buyer as promptly as is practicable after the Closing.

         Section 7.5 Public Statements. Seller and Buyer shall consult with each other prior to issuing any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby, except that each party may make disclosures with respect to this Agreement and the transactions contemplated hereby to the extent required by law or by the rules or regulations of any securities exchange or commission or the Bankruptcy Code and other applicable bankruptcy laws and rules, and to the extent and under the circumstances in which such party is expressly permitted by the Confidentiality Agreement to make disclosures of Confidential Information, in each case after providing the other party with advance notice of its intent to make such disclosure.

         Section 7.6 Governmental Authority Approvals and Cooperation. (a) Governmental Authority Approvals. Seller and Buyer shall each use their commercially reasonable best efforts to cooperate with each other in determining and making any filings, notifications and requests for approval required to be made and received prior to the Closing under applicable law or regulation (collectively, the "Regulatory Approvals"). In connection with any Regulatory Approvals, neither Buyer nor Seller will, and Buyer and Seller will use their commercially reasonable efforts to cause their officers, directors, partners or other Affiliates not to, take any action which could reasonably be expected to materially and adversely affect the submission of any required filings or notifications or the grant of any such approvals.

               (b) Cooperation. Subject to any restrictions under applicable laws, rules or regulations, each party hereto (i) shall promptly inform each other of any communication from any Governmental Authority concerning this Agreement, the transactions contemplated hereby and any filing, notification or request for approval related thereto and (ii) shall permit the other party hereto to review in advance any proposed written communication or information submitted to any such Governmental Authority in response thereto. In addition, neither Seller nor Buyer shall agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry with respect to this Agreement, the transactions contemplated hereby or any such filing, notification or request for approval related thereto unless, to the extent not prohibited by any such Governmental Authority, it consults with the other party hereto in advance and, gives the other party hereto the opportunity to attend and participate thereat, in each case to the maximum extent practicable. Subject to any restrictions under applicable laws, rules or regulations, Seller and Buyer shall furnish Buyer or Seller, as the case may be, with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and its Affiliates and their respective representatives on the one hand, and the Governmental Authority or members of its staff on the other hand, with respect to this Agreement, the transactions contemplated hereby (excluding documents and communications which are subject to preexisting confidentiality agreements and to the attorney-client privilege or work product doctrine) or any such filing, notification or request for approval related thereto. Seller and Buyer shall also furnish the other party hereto with such necessary information and assistance as such other party and its Affiliates may reasonably request in connection with its preparation of necessary filings, registration or submissions of information to the Governmental Authority in connection with this Agreement, the transactions contemplated hereby and any such filing, notification or request for approval related thereto. Seller and Buyer shall prosecute all required requests for approval with all necessary diligence and otherwise use their respective commercially reasonable efforts to obtain the grant thereof as soon as possible.

         Section 7.7 Taxes.

               (a) Taxes Related to Purchase of Assets. The parties recognize and acknowledge that, because the sale, transfer, assignment and delivery of the Purchased Assets is being made in contemplation of and in connection with Seller's plan of reorganization, they may be exempt under section 1146(c) of the Bankruptcy Code and the Sale Order from state and local transfer, recording, stamp or other similar transfer taxes (collectively "Transaction Taxes") that may be imposed by reason of the transactions contemplated by this Agreement; provided, however, that if Transaction Taxes are assessed for any reason, Buyer shall pay all such

Transaction Taxes to those taxing authorities listed on Schedule 7.7(a) along with any recording and filing fees, if applicable. Buyer and Seller agree to cooperate to determine the amount of Transaction Taxes payable in connection with the transactions contemplated under this Agreement. At the Closing, Buyer and Seller shall remit to each other such properly completed resale exemption certificates and other similar certificates or instruments as are applicable to claim available exemptions from the payment of sales, transfer, use or other similar taxes under applicable law. Buyer and Seller will cooperate in preparing such forms and will execute and deliver such affidavits and forms as are reasonably requested by the other party. Seller shall, if necessary, and Buyer shall cooperate with Seller to seek any determination of the exemption from Transaction Taxes through submitting any dispute thereof to the state or local government unit charged with responsibility for collection or determination of the disputed tax pursuant to Bankruptcy Code Section 1146(d).

               (b) No Withholding. Buyer shall pay the Purchase Price free and clear of withholding or deduction for any Taxes.

               (c) FIRPTA Certification. Seller shall deliver to Buyer a certification to the extent required under Section 1445 of the Code in accordance with the Treasury Regulations thereunder.

               (d) Allocation of Taxes. Buyer shall be liable for and shall be allocated all Taxes in respect of the Purchased Assets with respect to taxable periods (or portions thereof) that end after the Closing.

               (e) Allocation of Purchase Price. Buyer and Seller shall (i) attempt in good faith, within thirty (30) days after the Closing, in the general form set forth on Schedule 7.7, to agree on the allocation of the sum of the Purchase Price, the Cure Amounts and the Assumed Liabilities (and any adjustments thereof) among the Purchased Assets as of the Closing Date (the "Allocation") in accordance with Section 1060 of the Code and the Treasury Regulations thereunder and (ii) cooperate in connection with the preparation of Internal Revenue Service Form 8594 for its timely filing. Except as otherwise required by applicable law, Buyer and Seller shall report for all Tax purposes all transactions contemplated by this Agreement in a manner consistent with the Allocation, if any, and shall not take any position inconsistent therewith in any Tax Return, in any refund claim, in any litigation or otherwise.

               (f) Cooperation. Buyer and Seller agree to furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance relating to Seller's operations as is reasonably necessary for the preparation and filing of any Tax Return, for the preparation for and proof of facts during any tax audit, for the preparation for any tax protest, for the prosecution or defense of any suit or other proceeding relating to tax matters and for the answer of any governmental or regulatory inquiry relating to tax matters.

         Section 7.8 Submission for Bankruptcy Court Approval. (a) On the Petition Date (or as soon thereafter as is reasonably practicable), Seller shall file a motion or motions and supporting papers seeking (i) the entry of an order approving all relevant bidding procedures ("Bidding Procedures") including the Break-Up Fee and Expense Reimbursement set forth pursuant to Section 7.9 and
Section 7.10 substantially in the form of Exhibit C hereto (the

"Interim Order"), and (ii) entry of the Sale Order. The Interim Order and the Sale Order may, at Seller's option, be sought under one combined set of motion papers, which shall be in form and substance reasonably acceptable to Buyer. All parties hereto shall use their commercially reasonable best efforts to have the Bankruptcy Court enter the Interim Order as soon as practicable following the filing of the motion therefor. Seller shall give appropriate notice under the Bankruptcy Code of the request for such relief, including such additional notice as the Bankruptcy Court shall direct, and provide appropriate opportunity for hearing, to all parties entitled thereto, of all motions, orders, hearings, or other proceedings relating to this Agreement or the transactions contemplated hereby.

               (b) Seller and Buyer shall consult with one another regarding pleadings which either of them intends to file, or positions either of them intends to take before the Bankruptcy Court in connection with, or which might reasonably affect the Bankruptcy Court's approval of, the Interim Order or the Sale Order. Seller shall promptly provide Buyer and its counsel with copies of all notices, filings and orders of the Bankruptcy Court (and other courts) that Seller has in its possession pertaining to the motion for approval of the Interim Order, the Sale Order or any other order related to any of the transactions contemplated by this Agreement.

               (c) If the Interim Order, the Sale Order or any other orders of the Bankruptcy Court relating to this Agreement or the transactions contemplated hereby, shall be appealed by any Person (or if any petition for certiorari or motion for reconsideration, amendment, clarification, modification, vacation, stay, rehearing or reargument shall be filed with respect to the Interim Order, Sale Order or other such order), subject to rights otherwise arising from this Agreement, Seller and Buyer shall cooperate in taking such steps to prosecute diligently such appeal, petition or motion and Seller and Buyer shall use their commercially reasonable efforts to obtain an expedited resolution of any such appeal, petition or motion.

         Section 7.9 Bidding Procedures. Buyer and Seller acknowledge that Seller must take reasonable steps to demonstrate that it has sought to obtain the highest and best price for the Purchased Assets and the consummation of the transactions contemplated by this Agreement, including giving notice thereof to Seller's creditors and other interested parties, providing information about the Business to prospective bidders (subject to appropriate confidentiality agreements), entertaining higher and better offers from such prospective bidders, and, in the event that additional qualified prospective bidders desire to bid for the Purchased Assets, conducting an auction (the "Auction"). To be considered by Seller, an initial competing bid from a prospective third-party bidder ("Competing Bidder") must, (a) exceed the Stated Purchase Price set forth in Section 3.1, without adjustment (the "Stated Purchase Price") by more than $1,000,000, (b) be accompanied by (i) a cash deposit in an amount not less than $500,000 and (ii) evidence of the bidder's ability, financial and otherwise, to close a transaction under this Agreement without delay, and (c) be on terms that are no more burdensome to the Seller's bankruptcy estate than those under this Agreement including, without limitation, that the Competing Bidder will assume the Assumed KERP Liabilities and Seller's obligations under the DIP Loan and repay any amounts outstanding at Closing. A competing bid meeting the foregoing conditions shall be deemed to be a "Qualifying Competing Bid." In the event that Seller receives a Qualifying Competing Bid from one or more Competing Bidders, and Seller selects and announces a Qualifying Competing Bid as the highest and best offer for the Purchased Assets (such bid or any subsequently selected bid being the "Prevailing Bid"), any subsequent bid to acquire the Purchased Assets, as well as any subsequent competing bid thereafter (in either case, a "Subsequent Bid"), must, at a minimum, (a) be from either Buyer or a Competing Bidder that previously submitted a Qualifying Competing Bid, (b) be in an amount that exceeds the then Prevailing Bid by an amount not less than $250,000. In the event that a Qualifying Competing Bid is selected as the Prevailing Bid, Buyer agrees to keep its offer under this Agreement, or any Subsequent Bid made by Buyer, open pending a closing of a sale to an entity other than Buyer. The Interim Order shall further state that Buyer shall have the right, in any subsequent competing bid, to credit bid up to the amount of its claim owing pursuant to the Debt Instruments pursuant to section 363(k) of the Bankruptcy Code.

         Section 7.10 .Break-Up Fee; Expense Reimbursement. If Buyer is not the successful bidder following the Auction, Buyer is not then in material breach of any provision of this Agreement, Buyer has not terminated this Agreement and a sale of all or a material part of the Purchased Assets is consummated with a party or parties other than Buyer (a "Third-Party Sale"), then Buyer will be entitled to receive, as a "break-up fee" out of the proceeds of the consummated sale, an amount equal to $250,000 (the "Break-Up Fee"), plus Buyer's reasonable out of pocket expenses, including the fees and expenses of Buyer's attorneys and other professionals and advisors incurred since September 15, 2003 in connection with the negotiation, execution and consummation of this Agreement (which expenses shall not exceed $250,000) (the "Expense Reimbursement"). Payment of the Break-Up Fee shall be made by wire transfer of immediately available U.S. funds to an account designated by Buyer from the proceeds of a Third-Party Sale, with such payment to be made immediately upon the consummation of such Third-Party Sale. The Expense Reimbursement shall be earned by Buyer immediately upon the entry of the Interim Order and payable to Buyer immediately upon the earliest to occur of (i) a closing of a sale of the Purchased Assets to a Competing Bidder or (ii) the effective date of a confirmed chapter 11 or chapter 7 plan that does not involve a sale of the Purchased Assets to Buyer. If the events described in clauses (i) and (ii) above occur on the same date, the Expense Reimbursement shall be payable to Buyer on such date. The Expense Reimbursement will not be payable in any event if Buyer acquires the Purchased Assets from Seller as contemplated by this Agreement. The Break-Up Fee and Expense Reimbursement shall be allowed as an administrative expense pursuant to section 503(b)(1)(A) of the Bankruptcy Code entitled to the priority set forth in section 507(a)(1) of the Bankruptcy Code.

         Section 7.11 Buyer's Release of Claim to Cash Portion of Purchase Price. To the extent that Buyer or any of its Affiliates, or their respective successors or assigns, has or asserts a claim in the Chapter 11 Case or holds any Encumbrance which would attach or transfer to the proceeds of the sale contemplated by this Agreement or any Third Party Sale, Buyer (on its own behalf and on behalf of any such Affiliates, successors and assigns) shall not seek to satisfy or recover such claim or Encumbrance from (a) the cash portion of the Purchase Price set forth in Section 3.1(b) of this Agreement or (b) the cash portion of the proceeds of any Third Party Sale up to $1,000,000 of such proceeds; provided, however, that Buyer may seek to recover such claim or Encumbrance from any and all proceeds of a Third Party Sale in excess of $1,000,000.

         Section 7.12 Revisions to Schedules. Up to and including the Closing Date, Seller reserves the right to revise the Schedules to this Agreement.

         Section 7.13 Employment of Employees. Buyer currently expects to employ, at its option, certain of the employees of Seller related to the Business. Seller shall permit such employees to be available to interview with Buyer concerning prospective employment with Buyer and, at Buyer's option, Buyer shall be permitted to make offers of employment, or a consulting or independent contracting relationship, to such persons at any time and from time to time prior to the Closing. Buyer may, in Buyer's sole discretion, negotiate a compensation (salary and benefits) package with employees related to the Business. Buyer shall negotiate in good faith to provide certain members of Buyer's senior management with an options package for the purchase of stock of the Buyer at an exercise price to be determined. Nothing in this Agreement is intended to confer upon any employee of Seller any rights or remedies, including, without limitation, any rights of employment of any nature or kind whatsoever.

         Section 7.14 Commencement of Avoidance Actions. Seller shall commence and prosecute to conclusion avoidance actions, as reasonably directed by Buyer and at Buyer's expense, to avoid liens on Purchased Assets related to Assumed Contracts as contemplated by Section 2.2 above.

         Section 7.15 Name Change. Promptly, but in no event later than 30 days, after the Closing, Seller agrees (a) to change the name of Seller to some other name not using the word "METATEC" and (b) after the Closing, until papers are duly filed with the applicable Governmental Authorities to effect such name changes, not to use the name of Seller in any way for the purpose of selling or marketing any product or service or otherwise in any manner which does or might compete with Buyer or, in any other way which, in the Buyer's judgment, could be detrimental to Buyer's enjoyment of the rights and goodwill it sought when it paid for and acquired the assets of Seller, except as expressly agreed by Buyer in its sole discretion.

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

         Section 8.1 Conditions to Each Party's Obligations to Effect the Closing. The respective obligations of each party to effect the sale and purchase of the Purchased Assets shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

               (a) no preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the transactions contemplated hereby shall have been issued and remain in effect (each party agreeing to use its commercially reasonable efforts to have any such injunction, order or decree lifted) and no statute, rule or regulation shall have been enacted by any Governmental Authority which prohibits the consummation of the sale of the Purchased Assets;

               (b) the Bankruptcy Court shall have entered the Interim Order and such Interim Order shall be in full force and effect and shall not have been stayed, modified, reversed or amended (except if modified or amended with the written consent of Seller and Buyer); and

               (c) the Bankruptcy Court shall have entered the Sale Order substantially in the form of Exhibit D hereto and such Sale Order shall be in full force and effect and shall not have been stayed, modified, reversed or amended (except if modified or amended with the written consent of Seller and Buyer).

         Section 8.2 Conditions to Obligations of Buyer. The obligation of Buyer to effect the purchase of the Purchased Assets and the assumption of the Assumed Liabilities and Assumed Contracts contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

               (a) Seller shall have performed and complied in all material respects with the covenants contained in this Agreement which are required to be performed and complied with by Seller on or prior to the Closing Date and the representations and warranties of Seller which are set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement (except to the extent that any such representation and warranty is qualified as to materiality, in which case such representation and warranty shall be true and correct in all respects) and as of the Closing Date (except to the extent that any such representation or warranty speaks as of a particular date, in which case such representations and warranties shall be true and correct in all respects as of such other date) as though made at and as of the Closing Date;

               (b) There shall not be or exist any change, effect, event, circumstance, occurrence or state of facts that has a material adverse effect or a material adverse change in the Purchased Assets or in the business condition (financial or otherwise), results of operations, cash flows or prospects of the Business;

               (c) Buyer shall have received a certificate from the chief executive officer of Seller, dated as of the Closing Date, to the effect that, to the best of such chief executive officer's knowledge, the conditions set forth in Sections 8.2(a) and 8.2(b) have been satisfied;

               (d) the Bankruptcy Court shall have entered an order (the "Financing Order") no later than October 22, 2003 approving the DIP Loan and authorizing Seller to borrow up to an additional $5,000,000 to satisfy a portion of the outstanding indebtedness under the Debt Instruments and to fund operations pending the Closing in accordance with a budget approved by Buyer;

               (e) the Sale Order provides that any and all of the Encumbrances (other than Permitted Liens) on the Purchased Assets shall, upon Closing, attach only to the proceeds of such Purchased Assets and not to the Purchased Assets;

               (f) At or before the commencement of the Auction, Buyer shall notify Seller whether Buyer has elected to (i) seek an assignment of, or has made other arrangement for the continued use and occupancy of the Facility Lease beyond the six months after the Closing set forth in Section 7.1(c) or (ii) relocate the Business provided that Buyer may use and occupy the Facility for up to six months as set forth in Section 7.1(c) until such time as Buyer completes a relocation of the Business; and

               (g) Buyer shall have received the other items to be delivered to it pursuant to Section 4.2.

Any condition specified in this Section 8.2 may be waived by Buyer; provided that no such waiver shall be effective against Buyer unless it is set forth in a writing executed by Buyer.

         Section 8.3 Conditions to Obligations of Seller. The obligation of Seller to effect the sale of the Purchased Assets contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

               (a) Buyer shall have performed and complied in all material respects with the covenants contained in this Agreement which are required to be performed and complied with by Buyer on or prior to the Closing Date and the representations and warranties of Buyer which are set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement (except to the extent that any such representation and warranty is qualified as to materiality, in which case such representation and warranty shall be true and correct in all respects) and as of the Closing Date (except to the extent that any such representation or warranty speaks as of a particular date, in which case such representations and warranties shall be true and correct in all respects as of such other date) as though made at and as of the Closing Date;

               (b) Seller shall have received a certificate from an authorized officer of Buyer, dated as of the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 8.3(a) have been satisfied; and

               (c) Seller shall have received the other items to be delivered to it pursuant to Section 4.3.

Any condition specified in this Section 8.3 may be waived by Seller; provided that no such waiver shall be effective against Seller unless it is set forth in a writing executed by Seller.

                                   ARTICLE IX
                           TERMINATION AND ABANDONMENT

         Section 9.1 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, by written notice promptly given to the other parties hereto, at any time prior to the Closing Date by:

               (a) mutual written consent of Seller and Buyer;

               (b) Seller, if there has been a material violation or breach by Buyer of any covenant, representation or warranty made by it contained in this Agreement which has prevented the satisfaction of any condition to the obligations of Seller to effect the Closing and such violation or breach has not been cured by Buyer within ten (10) Business Days of receipt of written notice thereof or is waived by Seller;

               (c) Seller or Buyer, if (i) there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or (ii) consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of (A) the Bankruptcy Court or (B) any court or Governmental Authority having competent jurisdiction;

               (d) Seller, if the Bankruptcy Court enters an order approving a Third-Party Sale, and Buyer, upon the closing of such Third-Party Sale;

               (e) Buyer or Seller, if the Sale Order has not been entered by the Bankruptcy Court within sixty (60) days after the entry of the Interim Order on the docket of the Bankruptcy Court; provided that Buyer or Seller, as the case may be, shall not be entitled to terminate this Agreement pursuant to this
Section 9.1(e) if the failure to obtain such approval within such time period results primarily from such party itself having materially breached any representation, warranty or covenant contained in this Agreement;

               (f) Buyer or Seller, if the Closing shall not have occurred on or prior to December 19, 2003 (the "Termination Date"); provided, that Buyer or Seller, as the case may be, shall not be entitled to terminate this Agreement pursuant to this Section 9.1(f) if the failure of the Closing to occur on or prior to such date results primarily from such party itself having materially breached any representation, warranty or covenant contained in this Agreement;

               (g) Buyer, if the Financing Order has not been entered by the Bankruptcy Court within seven (7) days after the commencement of the Chapter 11 Case or, subject to Buyer's consent, as soon thereafter as the Bankruptcy Court can hear the motion to approve the Financing Order;

               (h) Buyer, if the entry of the Interim Order shall not have occurred within seven (7) days after the commencement of the Chapter 11 Case or, subject to Buyer's consent, as soon thereafter as the Bankruptcy Court can hear the motion to approve the Interim Order; or

               (i) Buyer, if there has been a material violation or breach by Seller of any covenant, representation or warranty made by it contained in this Agreement which has prevented the satisfaction of any condition to the obligations of Buyer to effect the Closing and such violation or breach has not been cured by Seller within ten (10) Business Days of receipt of written notice thereof or is waived by Buyer.

         Section 9.2 Procedure and Effect of Termination. Upon termination of this Agreement pursuant to Section 9.1, this Agreement shall be void and of no effect, without any liability on the part of any party hereto or any stockholders, directors or officers thereof; provided, however, such termination shall not affect the liability of any party for the breach of any provision of this Agreement or the liability of Buyer for covenants contained in Section
7.11. If this Agreement is terminated as provided herein: (i) all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made; and (ii) Confidential Information from Seller shall be returned to Seller, and all Confidential Information from Buyer shall be returned to Buyer.

         Section 9.3 Extension; Waiver. At any time prior to the Closing, Seller, on the one hand, or Buyer, on the other hand, may (i) extend the time for the performance of any of the obligations or acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (iii) waive compliance with any of the agreements of the other party contained herein or


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


(iv) waive any condition to its obligations hereunder. Any agreement on the part of Seller, on the one hand, or Buyer, on the other hand, to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of Seller or Buyer, as applicable.

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

         Section 10.1 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of Seller and Buyer.

         Section 10.2 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party or parties granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, or condition shall not operate as a waiver of, or estoppel with respect to any subsequent or other failure.

         Section 10.3 Survival. The parties hereto agree that the representations and warranties contained in this Agreement shall not survive the Closing hereunder, and neither of the parties nor any of their respective officers, directors, representatives, employees, advisors or agents shall have any liability to the other after the Closing for any breach thereof. The parties hereto agree that only the covenants contained in this Agreement to be performed at or after the Closing Date shall survive the Closing hereunder, and each party hereto shall be liable to the other after the Closing Date for any breach thereof.

         Section 10.4 No Impediment to Liquidation. Nothing herein shall be deemed or construed as to limit, restrict or impose any impediment to Seller's right to liquidate, dissolve and wind-up its affairs and to cease all business activities and operations at such time as it may determine following the Closing.

         Section 10.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (i) when personally sent/delivered, by facsimile transmission (with hard copy to follow) or sent by reputable express courier or (ii) five (5) days following mailing by registered or certified mail postage prepaid and return receipt requested. Unless another address is specified in writing, notices, demands and communications to Seller and Buyer shall be sent to the addresses indicated below:

If to Seller, to:

                     Metatec, Inc.

                     7001 Metatec Boulevard
                     Dublin, Ohio 43017
                     Phone: 614-761-2000
                     Facsimile: 614-766-3146
                     Attention: Christopher A. Munro

with a copy (which shall not constitute notice pursuant to this Section 10.5) to:

                     Baker & Hostetler LLP
                     Capitol Square, Suite 2100
                     65 East State Street
                     Columbus, Ohio  43215
                     Phone: 614-228-1541
                     Facsimile:  614-462-2616
                     Attention:  Henry P. Montgomery, IV, Esq.

If to Buyer, to:

                     MTI Acquisition Corp.
                     830 Third Avenue
                     New York, NY  10022
                     Phone: 800-422-1253
                     Fax :  212-223-4756
                     Attention: Harold Blue


with a copy (which shall not constitute notice pursuant to this Section 10.5) to:

                     Greenberg Traurig, LLP
                     The MetLife Building
                     200 Park Avenue
                     New York, NY 10166
                     Phone:  212-801-9200
                     Facsimile:  212-801-6400
                     Attention:  Rick B. Antonoff, Esq.

         Section 10.6 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and with respect to Seller, any entity that may succeed to substantially all the assets of Seller, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Buyer hereto, including by operation of law, without the prior written consent of Seller; provided, however, that this Agreement shall be assignable by Buyer, without the prior written consent of Seller, to an Affiliate of Buyer, so long as Buyer shall continue to remain obligated hereunder. Any assignment of this Agreement or any of the rights, interests or obligations hereunder in contravention of this Section 10.6 shall be null and void and shall not bind or be recognized by Seller or Buyer.

         Section 10.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

         Section 10.8 Governing Law. This Agreement shall be governed by the laws of the State of Ohio, without giving effect to the principles of conflicts of laws thereof.

         Section 10.9 Submission to Jurisdiction. Unless and to the extent otherwise specifically provided herein, the parties hereto irrevocably submit to the exclusive jurisdiction of the Bankruptcy Court (or any court exercising appellate jurisdiction over the Bankruptcy Court) over any dispute arising out of or relating to this Agreement or any other agreement or instrument contemplated hereby or entered into in connection herewith or any of the transactions contemplated hereby or thereby. Each party hereby irrevocably agrees that all claims in respect of such dispute or proceedings may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute or proceeding brought in such courts or any defense of inconvenient forum in connection therewith.

         Section 10.10 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         Section 10.11 Incorporation of Exhibits. All Schedules and all Exhibits attached hereto and referred to herein are hereby incorporated herein by reference and made a part of this Agreement for all purposes as if fully set forth herein.

         Section 10.12 Entire Agreement. This Agreement (including all Schedules and all Exhibits) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

         Section 10.13 Remedies. Subject to Section 10.3, Seller and Buyer hereby acknowledge and agree that money damages may not be an adequate remedy for any breach or threatened breach of any of the provisions of this Agreement and that, in such event, Seller or its respective successors or assigns, or Buyer or its successors or assigns, as the case may be, may, in addition to any other rights and remedies existing in their favor, apply to the Bankruptcy Court or any other court of competent jurisdiction for specific performance, injunctive and/or other relief in order to enforce or prevent any violations of this Agreement.

         Section 10.14 Headings The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                                    * * * * *


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



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

                                     SELLER:

                                     METATEC, INC.


                                     By:  /s/ Christopher A. Munro
                                          -------------------------------------
                                          Name: Christopher A. Munro
                                          Title: President and Chief Executive
                                                 Officer


                                     BUYER:

                                     MTI ACQUISITION CORP.


                                     By:  /s/ Robert Priddy
                                          -------------------------------------
                                          Name: Robert Priddy
                                          Title:  President